Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com
Guest Spending Up 7 Percent While Active Pass Base Grows 25 Percent in First Quarter
As Anticipated, Easter Timing Impacts Attendance and Revenue
GRAND PRAIRIE, Texas — April 23, 2014 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced that revenue for the first three months of the year was $74 million as compared to $88 million for the same period in 2013. The decline was primarily related to an attendance shift due to the 2014 Easter holiday falling in April, which caused many schools to schedule spring-break vacations in the second quarter versus the first quarter 2013. Adjusted EBITDA1 for the first quarter was a loss of $43 million as compared to a loss of $38 million for the first quarter 2013.
"The increase in guest spending per capita, along with a 25 percent increase in our Active Pass Base, which is comprised of guests in our membership plan and season pass holders, positions Six Flags to deliver another year of solid growth," said Jim Reid-Anderson, Chairman, President and CEO.
Total guest spending per capita for the first quarter increased 7 percent over the first quarter 2013 to $43.86 with admissions per capita increasing 10 percent or $2.21 to $25.01 and in-park spending per capita increasing 5 percent or $0.82 to $18.85. Attendance in the first quarter was 1.4 million guests.
The loss per share for the first quarter was $0.64, compared to a loss per share of $0.61 in 2013.
In the first quarter of 2014, the company invested $42 million in new capital, paid $45 million in dividends, or $0.47 per common share, and repurchased $5 million of its common stock. Net Debt2 as of March 31, 2014 was $1,377 million, which translates to a 3.4 times net leverage ratio.
Earlier this month the company announced a new strategic partnership to build a Six Flags-branded theme park outside of North America. "This is an important component of our long-term growth strategy and the first step in expanding the Six Flags brand internationally," noted Reid-Anderson. "Given this initiative and the significant potential to enter additional markets, we have realigned our senior leadership team to support our international expansion."
The company has appointed John Odum as Senior Vice President, International Park Operations and Thomas Iven as Senior Vice President, U.S. Park Operations. Previously, Odum and Iven split responsibility for the company’s North America Park Operations.
As previously announced, this spring the company is introducing several world-record-breaking rides, including: Zumanjaro at Six Flags Great Adventure - the world’s tallest drop ride; New England SkyScreamer at Six Flags New England - the world’s tallest swing ride; Goliath at Six Flags Great America - the world’s fastest wooden coaster with the tallest and steepest drop; and Medusa at Six Flags Mexico - a hybrid coaster with four over-banked turns and a world-record three inversions. The company is also building a massive, brand-new water park inside Six Flags Over Georgia, and introducing new attractions at each of its other theme and water parks.
The company announced in April that it has been named to the 2014 InformationWeek Elite 100-a list of the top business technology innovators in the United States.
Conference Call
The company will host a conference call at 8:00 a.m. Central Time today to discuss its first quarter 2014 financial performance. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-855-889-1976 in the United States or +1-937-641-0558 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-855-859-2056 or +1-404-537-3406, Conference ID 16284851 through April 30, 2014.

About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.1 billion in revenue and 18 parks across the United States, Mexico and Canada. For 53 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.
Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, local conditions, contagious diseases, events, disturbances and terrorist activities, recall of food, toys and other retail products which we sell, risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks, inability to achieve desired improvements and financial performance targets set forth in our aspirational goals, adverse weather conditions such as excess heat or cold, rain and storms, general financial and credit market conditions, economic conditions (including customer spending patterns), changes in public and consumer tastes, construction delays in capital improvements or ride downtime, competition with other theme parks and other entertainment alternatives, dependence on a seasonal workforce, unionization activities and labor disputes, laws and regulations affecting labor and employee benefit costs, including potential increases in state and federally mandated minimum wages, and healthcare reform, pending, threatened or future legal proceedings and the significant expenses associated with litigation, cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.
Footnotes

(1)	See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)	Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

SIX FLAGS ENTERTAINMENT CORPORATION

Statement of Operations Data (1)

	Three Months Ended
(Amounts in thousands, except per share data)	March 31, 2014	March 31, 2013
Theme park admissions	$34,710	$41,532
Theme park food, merchandise and other	25,967	32,832
Sponsorship, licensing and other fees	8,178	7,893
Accommodations revenue	4,863	5,264
Total revenue	73,718	87,521
Operating expenses (excluding depreciation and amortization shown separately below)	81,628	84,219
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	28,975	32,601
Costs of products sold	6,243	7,925
Depreciation	27,029	31,547
Amortization	665	3,599
Stock-based compensation	5,359	7,097
Loss on disposal of assets	1,792	1,070
Interest expense, net	18,029	18,397
Other income, net	(190)	(422)
Loss before income taxes	(95,812)	(98,512)
Income tax benefit	(34,611)	(36,399)
Net loss	(61,201)	(62,113)
Less: Net income attributable to noncontrolling interests	—	(414)
Net loss attributable to Six Flags Entertainment Corporation	$(61,201)	$(62,527)

Net loss per average common share outstanding — basic and diluted	$(0.64)	$(0.61)

Weighted-average number of common shares outstanding — basic and diluted	94,958	101,928

SIX FLAGS ENTERTAINMENT CORPORATION

The following table sets forth a reconciliation of net loss to Adjusted EBITDA and Free Cash Flow for the three months ended March 31, 2014 and March 31, 2013:

	Three Months Ended
(Amounts in thousands)	March 31, 2014	March 31, 2013
Net loss	$(61,201)	$(62,113)
Income tax benefit	(34,611)	(36,399)
Other income, net	(190)	(422)
Interest expense, net	18,029	18,397
Loss on disposal of assets	1,792	1,070
Amortization	665	3,599
Depreciation	27,029	31,547
Stock-based compensation	5,359	7,097
Impact of Fresh Start valuation adjustments (2)	92	145
Modified EBITDA (3)	(43,036)	(37,079)
Third party interest in EBITDA of certain operations (4)	—	(1,026)
Adjusted EBITDA (3)	(43,036)	(38,105)
Cash paid for interest, net	(27,095)	(6,499)
Capital expenditures, net of property insurance recoveries in 2014	(42,120)	(36,600)
Cash taxes (5)	(4,430)	(5,408)
Free Cash Flow (6)	$(116,681)	$(86,612)

Weighted-average number of common shares outstanding — basic	94,958	101,928

Cash Loss Per Share	$(1.23)	$(0.85)

SIX FLAGS ENTERTAINMENT CORPORATION

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the twelve months ended March 31, 2014 and March 31, 2013:

	Last Twelve Months Ended
(Amounts in thousands)	March 31, 2014	March 31, 2013
Net income	$157,785	$455,969
Income from discontinued operations	(549)	(7,308)
Income tax expense (benefit)	49,389	(216,797)
Restructure recovery	—	(47)
Reorganization items, net	—	1,434
Other expense, net	1,286	1,151
Loss on debt extinguishment	789	587
Equity in loss of investee	—	1,902
Interest expense, net	73,777	53,658
Loss on disposal of assets	9,301	7,532
Gain on sale of investee	—	(67,319)
Amortization	11,459	14,745
Depreciation	109,164	126,951
Stock-based compensation	25,296	52,963
Impact of Fresh Start valuation adjustments (2)	541	896
Modified EBITDA (3)	438,238	426,317
Third party interest in EBITDA of certain operations (4)	(39,057)	(36,159)
Adjusted EBITDA (3)	399,181	390,158
Cash paid for interest, net	(71,945)	(42,388)
Capital expenditures, net of property insurance recoveries in 2014	(107,373)	(99,284)
Cash taxes (5)	(12,790)	(10,210)
Free Cash Flow (6)	$207,073	$238,276

Weighted-average number of common shares outstanding — basic	95,217	105,892

Cash Earnings Per Share	$2.17	$2.25

SIX FLAGS ENTERTAINMENT CORPORATION

Balance Sheet Data (1)

	As of
(Amounts in thousands)	March 31, 2014	December 31, 2013
Cash and cash equivalents (excluding restricted cash)	$22,385	$169,310
Total assets	2,535,661	2,607,814

Deferred income	85,125	60,443
Current portion of long-term debt	6,277	6,269
Long-term debt (excluding current portion)	1,393,047	1,394,334

Redeemable noncontrolling interests	437,569	437,569

Total equity	273,168	373,337

Shares outstanding	95,114	94,857

(1)
Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP. Amounts have been recast to reflect the June 2013 stock split and reflect corrected valuation allowance amounts.

(2)
Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied. Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)
“Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company's performance. The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

"Adjusted EBITDA", a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”) of which the Company purchased the noncontrolling interests from its partners in the Lodge in 2013) plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which was sold in September 2012. The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)
Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company's interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned. The Company purchased the noncontrolling interests from its partners in the Lodge in 2013 and sold its interest in dick clark productions, inc. in September 2012.

(5)
Based on our current federal net operating loss carryforwards, we believe we will continue to pay minimal amounts for cash taxes for the next three to four years. Cash taxes paid represents statutory taxes paid, primarily in Mexico.

(6)
Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow deferred financing costs related to the Company's debt due to the unusual nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.